UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2021

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2021, Dyadic International, Inc. (“Dyadic” or the “Company”) entered into a binding term sheet (the “Term Sheet”) outlining the terms and conditions of an Intellectual Property License Agreement (the “License Agreement”) to be entered into within 45 business days. Pursuant to the License Agreement, Dyadic would exclusively license certain patents and patent applications, know-how, trade secrets, proprietary technology, and other intellectual property to Sorrento Therapeutics, Inc. (“Sorrento" or "Licensee”), with Sorrento obtaining exclusive rights in North and South America, Europe, major Asian countries (including Greater China and Japan) and certain other countries to utilize Dyadic’s C1 technology for the development and commercialization of vaccines, therapeutic antibodies, protein therapeutics, and diagnostics for coronaviruses, including DYAI-100, Dyadic’s lead COVID-19 vaccine candidate. The License Agreement will further set forth that the exclusive license is within the Human Field of Use (as defined in the License Agreement), with a non-exclusive license being granted in the Animal Field of Use (as defined in the License Agreement).  Within 30 days after the execution of the License Agreement, Sorrento will pay to Dyadic an up‑front license fee of $10,000,000, of which $5,000,000 will be paid in cash and the remaining $5,000,000 will be paid in shares of Sorrento’s restricted common stock. Sorrento has agreed to register the shares with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form S-3 to be filed by Licensee with the SEC within thirty (30) days after the execution date of the License Agreement and Licensee shall use its best efforts to have such registration statement declared effective by the SEC within ninety (90) days after the execution date of the License Agreement.

Dyadic will also receive ongoing royalties for the sale of a Licensed Product, as such term is defined in the Term Sheet, and will receive certain reimbursements not to exceed $4,000,000 for preclinical and clinical development costs incurred by Dyadic in connection with the development of the Licensed Products prior to the effective date of the License Agreement. In addition, Dyadic will receive up to $33,000,000 of non‑refundable, non‑creditable, one-time “milestone payments” following the first achievement by Sorrento of certain “milestone events,” as described in the Term Sheet.

The foregoing description of the Term Sheet is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On August 11, 2021, the Company issued a press release regarding the Term Sheet described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, other than the second through eighth paragraphs of such press release.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being filed herein:
Exhibit Number	Description

10.1(1)	Term Sheet for Intellectual Property License Agreement dated August 10, 2021
99.1	Press Release Dated August 10, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

(1) In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Term Sheet have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2021

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer